EXHIBIT 5.1
[LETTERHEAD OF GREENBERG TRAURIG, LLP]
John C. Kirkland
Tel. 310.586.7786
Fax 310.586.0286
KirklandJ@gtlaw.com
August 10, 2005
Board of Directors
Clearant, Inc.
11111 Santa Monica Boulevard, Suite 650
Los Angeles, California 90025
Re: Registration Statement on Form S-8 Clearant, Inc.
Gentlemen:
     As legal counsel to Clearant, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about August 10, 2005, in connection with the registration under the Securities Act of 1933, as amended, of 7,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable pursuant to the Company’s 2005 Stock Award Plan and 2000 Stock Option Plan (the “Plans”). The facts, as we understand them, are set forth in the Registration Statement.
     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:
     A. The Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 30, 2005, as amended through the date hereof;
     B. The Bylaws of the Company, as amended through the date hereof;
     C. The resolutions of the Board of Directors of the Company adopting the Plans;
     D. The Plans; and
     E. The Registration Statement.
     Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and based solely upon our review of items A through E above, it is our opinion that the Shares will be validly issued, fully paid and nonassessable when issued and sold in accordance with the terms of Plan.
     We hereby consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP